CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 We hereby consent to the incorporation by reference in this Form S-8 Registration Statement under the Securities Act of 1933 of Onyx Service & Solutions, Inc. dated September 13, 2011, of our report dated February 17, 2011 relating to the Company’s consolidated financial statements appearing in the Form 10-K for the year ended November 30, 2010.

 /s/ M&K CPAS, PLLC

 Houston, Texas

September 13, 2011